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                                                               Exhibit (3)(b)


                              AMENDMENT OF BY-LAWS
                              --------------------

     RESOLVED, by the Board of Directors of Sundstrand Corporation, that the By-Laws of the Corporation be, and they hereby are, amended as follows:

         Section 7.8 is amended to provide that alteration or repeal of the By-Laws is permitted upon the "vote of 80% of the entire number of directors" rather than upon the "vote of the majority of the entire number of directors".